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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 22, 2001

TARGET RECEIVABLES CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-26930	41-1812153
(Commission File Number)	(I.R.S. Employer Identification Number)

Target Receivables Corporation
80 South Eighth Street
14th Floor, Suite 1401
Minneapolis, Minnesota 55402
(612) 370-6530
(Address, including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Office)

Item 5:  Other Events

On August 22, 2001, the Company entered into a Series 2001-1 Supplement to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, as amended (the "Agreement"). The Agreement defines the rights of the holders of both the $750,000,000 Class A Asset Backed Certificates, Series 2001-1 and the $250,000,000 Class B Asset Backed Certificates, Series 2001-1, issued by Target Credit Card Master Trust.

The Monthly Servicer's Certificates for the Monthly Period ended September 1, 2001 and the Monthly Certificateholders' Statements for the Monthly Period ended September 1, 2001, with respect to the Class A Asset Backed Certificates, 6.25% Series 1997-1, the Class B Asset Backed Certificates, Series 1997-1, the Class A Asset Backed Certificates, 5.90% Series 1998-1, the Class B Asset Backed Certificates, Series 1998-1, the Floating Rate Class A Asset Backed Certificates, Series 2001-1, and the Class B Asset Backed Certificates, Series 2001-1, issued by the Target Credit Card Master Trust, were delivered to the Trustee on September 20, 2001, and the Monthly Certificateholders' Statements were then distributed to Certificateholders on September 25, 2001.

The Underwriting Agreement and the related Series 2001-1 Supplement to the Amended and Restated Pooling and Servicing Agreement are filed as Exhibits 1.1 and 4.1 to this report, respectively. The above described Monthly Servicer's Certificates are filed as Exhibits 20.1, 20.3 and 20.5 to this Report. The above described Monthly Certificateholders' Statements are filed as Exhibits 20.2, 20.4 and 20.6 to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 22, 2001
TARGET RECEIVABLES CORPORATION
	By:	/s/ Stephen C. Kowalke
	Name:	Stephen C. Kowalke
	Title:	Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 15, 2001, among Target Receivables Corporation, Target Corporation and Lehman Brothers Inc., as representative of the underwriters set forth therein.
4.1
Series 2001-1 Supplement, dated as of August 22, 2001, to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, as amended between Target Receivables Corporation, Retailers National Bank and Wells Fargo Bank Minnesota, National Association (formerly known as Norwest Bank Minnesota, National Association).
20.1	Series 1997-1 Monthly Servicer's Certificate for the Monthly Period ended September 1, 2001.
20.2	Series 1997-1 Monthly Certificateholders' Statement for the Monthly Period ended September 1, 2001.
20.3	Series 1998-1 Monthly Servicer's Certificate for the Monthly Period ended September 1, 2001.
20.4	Series 1998-1 Monthly Certificateholders' Statement for the Monthly Period ended September 1, 2001.
20.5	Series 2001-1 Monthly Servicer's Certificate for the Monthly Period ended September 1, 2001.
20.6	Series 2001-1 Monthly Certificateholders' Statement for the Monthly Period ended September 1, 2001.

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  Item 5: Other Events
SIGNATURES
EXHIBIT INDEX